UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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IDACORP, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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IDACORP, INC.

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 16, 2019

The following information relates to the proxy statement ("Proxy Statement") of IDACORP, Inc. (the "Company"), dated April 1, 2019, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for the 2019 annual meeting of shareholders and any adjournment or postponement thereof ("Annual Meeting"), to take place on Thursday, May 16, 2019, at 10:00 a.m. Mountain Time at the Idaho Power Company headquarters building, 1221 West Idaho Street in Boise, Idaho. This supplement should be read in conjunction with the Proxy Statement.

On April 1, 2019, the Company filed the Proxy Statement on Schedule 14A with the U.S. Securities and Exchange Commission. Subsequent to the filing of the Proxy Statement, the Company became aware that, due to a scrivener’s error made by the Company, the dollar amount in the column entitled "Total Without Change in Pension Value" for the year 2016 in the 2018 Summary Compensation Table for (1) President and CEO Darrel T. Anderson was listed as $3,933,876 and should have been listed as $3,548,020, and (2) SVP, CFO, and Treasurer Steven R. Keen was listed as $1,319,373 and should have been listed as $1,134,093. Other than those two changes, the Proxy Statement remains unchanged.